EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Circuit City Stores, Inc:


We consent to incorporation by reference in the registration statements (Numbers 33-56697, 33-50144, 33-36650, 33-22874, 33-64757 and 333-02971) on Form S-8 of
Circuit City Stores, Inc. of our report dated October 25, 1996, relating to the balance sheets of the Circuit City Group as of February 29, 1996 and February 28, 1995, and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 29, 1996, and our report dated October 25, 1996, relating to the balance sheets of CarMax Group as of February 29, 1996 and February 28, 1995, and the related statements of operations, accumulated group deficit and cash flows for each of the fiscal years in the three-year period ended February 29, 1996, which reports are included in the Proxy Statement to the Shareholders of Circuit City Stores, Inc. filed with the Securities and Exchange Commission on November 1, 1996.




                                                      KPMG PEAT MARWICK LLP


Richmond, Virginia
Nobember 1, 1996





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